Exhibit 10.1

LENNAR CORPORATION
as Issuer,
the GUARANTORS
party hereto
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

INDENTURE
Dated as of February 4, 2013

4.125% Senior Notes due 2018, Series A
4.125% Senior Notes due 2018, Series B

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.8; 7.10; 11.2
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	11.4
	(c)	11.4
313	(a)	7.6
	(b)(1)	N.A.
	(b)(2)	N.A.
	(c)	7.6; 11.2
	(d)	7.6
314	(a)	4.2; 4.4; 11.2
	(b)	N.A.
	(c)(1)	7.2; 11.5
	(c)(2)	7.2; 11.5
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.6
	(f)	N.A.
315	(a)	7.1(b)
	(b)	7.5; 11.2
	(c)	7.1(a)
	(d)	6.5; 7.1(c)
	(e)	6.12
316	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	1.1, 2.5, 9.4
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.4
318	(a)	11.1
	(c)	11.1

N.A. means Not Applicable.
Note:	This cross-reference table shall not, for any purpose, be deemed to be a part of the Indenture.

(i)

(ii)

	Section 6.4. Waiver of Existing Defaults	33
	Section 6.5. Control by Majority	33
	Section 6.6. Payments of Notes on Default; Suit Therefor	33
	Section 6.7. Limitation on Suits	34
	Section 6.8. Collection Suit by Trustee	34
	Section 6.9. Trustee May File Proofs of Claim	34
	Section 6.10. Restoration of Positions	35
	Section 6.11. Priorities	34
	Section 6.12. Undertaking for Costs	35
	Section 6.13. Stay, Extension or Usury Laws	35
	Section 6.14 Liability of Stockholders, Officers, Directors and Incorporators	36

ARTICLE VII.	TRUSTEE	36
	Section 7.1. Duties of Trustee	36
	Section 7.2. Rights of Trustee	37
	Section 7.3. Individual Rights of Trustee	38
	Section 7.4. Trustee’s Disclaimer	38
	Section 7.5. Notice of Defaults	39
	Section 7.6. Reports by Trustee	39
	Section 7.7. Compensation and Indemnity	39
	Section 7.8. Replacement of Trustee	40
	Section 7.9. Successor Trustee by Merger, etc	41
	Section 7.10. Eligibility; Disqualification	41
	Section 7.11. Preferential Collection of Claims	41

ARTICLE VIII.	DISCHARGE OF INDENTURE	41
	Section 8.1. Termination of the Company’s Obligations	41
	Section 8.2. Application of Trust Money	42
	Section 8.3. Officers’ Certificate; Opinion of Counsel	42
	Section 8.4. Repayment to the Company	42
	Section 8.5. Reinstatement	42

ARTICLE IX.	MODIFICATION OF THE INDENTURE	43
	Section 9.1. Without Consent of Holders	43
	Section 9.2. With Consent of Holders	43
	Section 9.3. Compliance with Trust Indenture Act	44
	Section 9.4. Revocation and Effect of Consents	44
	Section 9.5. Notation on or Exchange of Notes	44
	Section 9.6. Trustee to Sign Amendments, etc	44

ARTICLE X.	GUARANTEE OF NOTES	45
	Section 10.1. Unconditional Guarantee	45
	Section 10.2. Limitations on Guarantees; Release or Suspension of Particular Guarantors’ Obligations	46
	Section 10.3. Execution and Delivery of Guarantee	46
	Section 10.4. Release of a Guarantor due to Extraordinary Events	47
	Section 10.5. Waiver of Subrogation	47
	Section 10.6. No Set-Off	47
	Section 10.7. Obligations Absolute	48

(iii)

(iv)

Exhibit A:	Form of Series A Note

Exhibit B:	Form of Series B Note

Exhibit C:	Restrictive Legend

Exhibit D:	Form of Certificate to be Delivered in Connection with Transfers to Non-QIB Accredited Investors

Exhibit E:	Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S

Exhibit F:	Form of Guarantee

Schedule I:	Guarantors

(v)

INDENTURE, dated as of February 4, 2013, among LENNAR CORPORATION, a Delaware corporation (the “Company”), each of the Guarantors party hereto and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee (the “Trustee”).
The Company has duly authorized the creation of an issue of its 4.125% Senior Notes due 2018, Series A and its 4.125% Senior Notes due 2018, Series B to be issued in exchange for the 4.125% Senior Notes due 2018, Series A pursuant to the Registration Rights Agreement (as defined herein) and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes (as defined), when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a legal, valid and binding agreement of the Company, have been done.
Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of the Company’s 4.125% Senior Notes due 2018, Series A and Series B.
ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1.        Definitions.
“Additional Interest” shall have the meaning set forth in the Registration Rights Agreement.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” means any Registrar, Paying Agent or co-Registrar.
“Agent Members” has the meaning provided in Section 2.16.
“Authenticating Agent” has the meaning provided in Section 2.2.
“Bankruptcy Law” has the meaning provided in Section 6.1.
“Board of Directors” means the Board of Directors of the Company.
“Board Resolution” means a resolution by the Board of Directors or Executive Committee of the Company certified by its Secretary or an Assistant Secretary as being duly adopted and in full force and effect.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a Legal Holiday in New York, New York.
“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person’s capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date.
“Change of Control Offer” has the meaning provided in Section 4.9(a).
“Change of Control Payment” has the meaning provided in Section 4.9(a).
“Change of Control Payment Date” has the meaning provided in Section 4.9(a).
“Class A Common Stock” shall mean the Company’s Class A common stock, par value $.10 per share.
“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
“Consolidated Net Tangible Assets” means the total amount of assets which would be included on a consolidated balance sheet of the Company and the Restricted Subsidiaries under GAAP (less applicable reserves and other properly deductible items) after deducting therefrom:

(A)
all short-term liabilities, i.e., liabilities payable by their terms less than one year from the date of determination and not renewable or extendable at the option of the obligor for a period ending more than one year after such date, and liabilities in respect of retiree benefits other than pensions for which the Restricted Subsidiaries are required to accrue pursuant to former Statement of Financial Accounting Standards No. 106 (now ASC No. 715);

(B)	investments in Subsidiaries that are not Restricted Subsidiaries; and

(C)
all assets reflected on the Company’s balance sheet as the carrying value of goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other intangible assets.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 10161 Centurion Parkway North, Jacksonville, Florida 32256 Attention:  Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
“Custodian” has the meaning provided in Section 6.1.
“Default” means any event which, upon the giving of notice or passage of time, or both, would be an Event of Default.
“Default Interest Payment Date” has the meaning provided in Section 2.12.
“Depositary” means The Depository Trust Company, its nominees and successors.
“$” means the lawful currency of the United States.
“Event of Default” has the meaning provided in Section 6.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Notes” means the 4.125% Senior Notes due 2018, Series B to be issued in exchange for the Initial Notes pursuant to (i) the Registration Rights Agreement, or (ii) with respect to Initial Notes issued under this Indenture subsequent to the Issue Date pursuant to Section 2.2, a registration rights agreement substantially identical to the Registration Rights Agreement.
“Exchange Offer” has the meaning provided in the Registration Rights Agreement.
“Fiscal Year” means the period commencing on December 1 of a year and ending on the next November 30 or such other period (not to exceed 12 months or 53 weeks) as the Company may from time to time adopt as its fiscal year.
“Funded Debt” of any Person means all Indebtedness for borrowed money created, incurred, assumed or guaranteed in any manner by such Person, and all Indebtedness, contingent or otherwise, incurred or assumed by such Person in connection with the acquisition of any business, property or asset, which in each case matures more than one year after, or which by its terms is renewable or extendible or payable out of the proceeds of similar Indebtedness incurred pursuant to the terms of any revolving credit agreement or any similar agreement at the option of such Person for a period ending more than one year after the date as of which Funded

Debt is being determined; provided, however, that Funded Debt shall not include (i) any Indebtedness for the payment, redemption or satisfaction of which money (or evidences of indebtedness, if permitted under the instrument creating or evidencing such indebtedness) in the necessary amount shall have been irrevocably deposited in trust with a trustee or proper depositary either on or before the maturity or redemption date thereof or (ii) any Indebtedness of such Person to any of its subsidiaries or of any subsidiary to such Person or any other subsidiary or (iii) any Indebtedness incurred in connection with the financing of operating, construction or acquisition projects, provided that the recourse for such Indebtedness is limited to the assets of such projects.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.
“Global Note” has the meaning provided in Section 2.1.
“Guarantee” has the meaning provided in Section 10.1.
“Guarantor” means (a) initially, each of the Guarantors set forth on Schedule I to this Indenture, and (b) each of the Company’s Subsidiaries that in the future executes a Guarantee in substantially the form of Exhibit F hereto in which such Subsidiary agrees to be bound by the terms hereof as Guarantor, in each case, subject to release or suspension as provided in Article X.
“Holder” means a Person in whose name a Note is registered on the Registrar’s books.
“IAI Global Note” means a permanent global note in registered form representing the aggregate principal amount of Notes sold to Institutional Accredited Investors.
“Indebtedness” means, with respect to the Company or any Subsidiary, and without duplication, (a) the principal of and premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect to all indebtedness or obligations of the Company or any Subsidiary to any Person, including but not limited to banks and other lending institutions, for money borrowed that is evidenced by a note, bond, debenture, loan agreement, or similar instrument or agreement (including purchase money obligations with original maturities in excess of one year and noncontingent reimbursement obligations in respect of amounts paid under letters of credit); (b) all reimbursement obligations and other liabilities (contingent or otherwise) of the Company or any Subsidiary with respect to letters of credit, bank guarantees or bankers’ acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of the Company or any Subsidiary required, in conformity with GAAP, to be accounted for as capital lease obligations on the balance sheet of the Company, (d) all obligations of the Company or any Subsidiary (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by the Company or any Subsidiary in respect of, and obligations or liabilities (contingent or otherwise) of the Company or such Subsidiary to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), (f) any indebtedness or other obligations, excluding any operating leases the Company or any Subsidiary is currently (or may become) a party to, described in clauses (a) through (d) secured by any Lien existing on property which is owned or held by the Company or Subsidiary, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by the Company or such Subsidiary and (g) any and all deferrals, renewals, extensions and refinancing of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).
“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
“Initial Notes” means, collectively, (i) the 4.125% Senior Notes due 2018, Series A, of the Company issued on the Issue Date and (ii) any other 4.125% Senior Notes due 2018, Series A that are issued under this Indenture, subsequent to the Issue Date, pursuant to Section 2.2, for so long as each such securities constitute Restricted Securities.
“Initial Purchasers” means Citigroup Global Markets Inc., J.P. Morgan Securities LLC, UBS Securities LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets LLC and Comerica Securities, Inc.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.
“Issue Date” means February 4, 2013.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions or trust companies are authorized or required by law to remain closed.
“Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.
“Maturity Date” means December 1, 2018.
“Net Worth” of any Person means the total consolidated stockholders’ equity of the Person determined in accordance with GAAP.
“Non-Recourse Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary for which the holder of such Indebtedness has no recourse, directly or indirectly, to the Company or such Restricted Subsidiary for the principal of, premium, if any, and interest on such Indebtedness, and for which the Company or such Restricted Subsidiary is not, directly or indirectly, obligated or otherwise liable for the principal of, premium, if any, and interest on such Indebtedness, except pursuant to mortgages, deeds of trust or other security interests or other recourse, obligations or liabilities, in respect of specific land or other real property interests of the Company or such Restricted Subsidiary securing such Indebtedness; provided, however, that recourse, obligations or liabilities solely for indemnities, breaches of warranties or representations contained in such mortgages, deeds of trust or grants of security interests in respect of Indebtedness will not prevent that Indebtedness from being classified as Non-Recourse Indebtedness.
“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.
“Notes” means, collectively, the Initial Notes, the Private Exchange Notes, if any, and the Unrestricted Notes, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture, that are issued pursuant to this Indenture.
“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing the Notes.
“Officer” means the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President or Vice President, the Treasurer, the Secretary, the Controller or any Assistant Secretary of a Person.
“Officers’ Certificate” when used with respect to the Company means a certificate signed by two Officers. Each such certificate will comply with Section 314 of the TIA and include the statements described in Section 11.6.
“Opinion of Counsel” means a written opinion acceptable to the Trustee from legal counsel. That counsel may be an employee of or counsel to the Company.
“Paying Agent” has the meaning provided in Section 2.3.
“Permitted Liens” has the meaning provided in Section 4.6.
“Permitted Sale-Leaseback Transactions” has the meaning provided in Section 4.7.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization or government or any government agency or political subdivision.
“Physical Notes” has the meaning provided in Section 2.1.
“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States.

“Private Exchange Notes” shall have the meaning provided in the Registration Rights Agreement(s).
“Private Placement Legend” means the legend initially set forth on the Initial Notes in the form set forth in Exhibit A.
“Property” of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.
“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A.
“Quotation Agent” means any Reference Treasury Dealer appointed by the Company.
“Record Date” means the Record Date specified in the Notes.
“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture and the Notes. For the avoidance of doubt, the Redemption Price excludes accrued interest to the Redemption Date.
“Reference Treasury Dealer” means (a) each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and BMO Capital Markets Corp. (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall not be a Primary Treasury Dealer the Company shall substitute another Primary Treasury Dealer; and (b) any other Primary Treasury Dealer(s) selected by the Company.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.
“Registrar” has the meaning provided in Section 2.3.
“Registration Rights Agreement” means, as applicable, (a) the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and BMO Capital Markets Corp., as the representatives of the Initial Purchasers, relating to the Notes or (b) any registration rights agreement, substantially identical to the Registration Rights Agreement, entered into among the

Company, the Guarantors and the respective purchasers or their representatives or representative, on substantially identical terms, relating to any Initial Notes issued pursuant to Section 2.2.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Global Note” means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S.
“Remaining Scheduled Payments” means, with respect to any Note to be redeemed, the remaining scheduled payments of the principal (or the portion of the principal) that is being redeemed and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.
“Repurchase Price” means, with respect to any Note to be repurchased, the price at which it is to be repurchased pursuant to this Indenture.
“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.
“Restricted Subsidiary” means (a) all existing wholly-owned Subsidiaries, other than finance company Subsidiaries and any foreign Subsidiaries, and (b) all future wholly-owned Subsidiaries that become Guarantors, in each case, until such time as such Subsidiary is released in accordance with the terms of this Indenture.
“Rule 144A” means Rule 144A under the Securities Act.
“Sale-Leaseback Transaction” means a sale or transfer made by the Company or a Restricted Subsidiary of any property which is either (A) a manufacturing facility, office building or warehouse whose book value equals or exceeds 1% of Consolidated Net Tangible Assets as of the date of determination, or (B) another property (not including a model home) which exceeds 5% of Consolidated Net Tangible Assets as of the date of determination, if such sale or transfer is made with the agreement, commitment or intention of leasing such property to the Company or a Restricted Subsidiary.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“State” means any state of the United States or the District of Columbia.
“Significant Subsidiary” means any Subsidiary (a) whose revenues exceed 10% of the Total Consolidated Revenues of the Company, in each case for the most recent Fiscal Year,

or (b) whose Net Worth exceeds 10% of the Company’s Total Consolidated Stockholders’ Equity, in each case as of the end of the most recent Fiscal Year.
“Subsidiary” means (i) a corporation or other entity of which a majority in voting power of the stock or other interests is owned by the Company, by a Subsidiary of the Company or by the Company and one or more Subsidiaries of the Company or (ii) a partnership, the sole general partner or partners of which are the Company and/or any Subsidiary and of which the Company or any Subsidiary owns at least 25% in value of the equity.
“Total Consolidated Revenues” means, with respect to any date of determination, the Company’s total consolidated revenues as shown on its most recent consolidated statement of operations that is contained or incorporated in the latest annual report on Form 10-K (or equivalent report) or quarterly report on Form 10-Q (or equivalent report) filed with the SEC, and is as of a date not more than 181 days prior to the date of determination, in the case of the consolidated statement of operations contained or incorporated in an annual report on Form 10-K, or 135 days prior to the date of determination, in the case of the consolidated condensed statement of operations contained in a quarterly report on Form 10-Q.
“Total Consolidated Stockholders’ Equity” means, with respect to any date of determination, the Company’s total consolidated stockholders’ equity as shown on its most recent consolidated balance sheet that is contained or incorporated in the latest annual report on Form 10-K (or equivalent report) or quarterly report on Form 10-Q (or equivalent report) filed with the SEC, and is as of a date not more than 181 days prior to the date of determination, in the case of the consolidated balance sheet contained or incorporated in an annual report on Form 10-K, or 135 days prior to the date of determination, in the case of the consolidated condensed balance sheet contained in a quarterly report on Form 10-Q.
“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.
“Trustee” means the Person named as such in this Indenture and, subject to the provisions of Article Seven of this Indenture, any successor to that Person.
“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.3.
“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, senior associate, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“United States” means the United States of America.

“Unrestricted Notes” means one or more Notes that do not and are not required to bear the Private Placement Legend, including, without limitation, the Exchange Notes.
“U.S. Government Obligations” means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.
“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
Section 1.2.        Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes.
“indenture security holder” means a Holder.
“indenture to be qualified” means this Indenture.
“indenture trustee” or “institutional trustee” means the Trustee.
“obligor” on the indenture securities means the Company or any other obligor on the Notes.
All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.
Section 1.3.        Rules of Construction. Unless the context otherwise requires:
(1)    a term has the meaning assigned to it;
(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as of any date of determination;

(3)	“or” is not exclusive;
(4)    words in the singular include the plural, and words in the plural include the singular;
(5)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(6)    any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute,

law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case; and
(7)    any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 2.18.
ARTICLE II.
THE NOTES
Section 2.1.        Form and Dating. The Initial Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto, provided, that any Initial Notes issued in a public offering shall be substantially in the form of Exhibit B hereto. The Exchange Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depositary rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and authentication and shall show the date of its authentication. The Notes shall be designated as the “4.125% Senior Notes due 2018.”
The terms and provisions contained in the Notes annexed hereto as Exhibits A and B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (each, a “Global Note”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.
Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued and Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the “Physical Notes”).
All Notes offered and sold in reliance on Regulation S shall remain in the form of a Global Note until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement; provided, however, that all of the time periods specified in the Registration Rights Agreement to be complied with by the Company have been so complied with.

Section 2.2.        Execution and Authentication; Aggregate Principal Amount. An Officer of the Company (duly authorized by all requisite corporate actions) shall sign and attest to the Notes for the Company by manual or facsimile signature.
If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.
A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee shall authenticate all (i) Initial Notes, (ii) Private Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time upon a written order of the Company in the form of an Officers’ Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request.
The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.
The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. Subject to applicable law, the aggregate principal amount of the Notes which may be authenticated and delivered on the Issue Date shall not exceed $275 million; provided, however, that the Company may, without the consent of the Holders, issue additional Notes under this Indenture at any time thereafter.
Section 2.3.        Registrar and Paying Agent. The Company shall maintain an office or agency (which shall be located in the City of Jacksonville, State of Florida) where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional Paying Agent. The Company may act as its own Paying Agent. If the Company elects to act as its own Paying Agent, the Company will notify the Trustee of its election and will hold for the benefit of the Holders all assets for the payment of principal of, premium, if any, or interest on, the Notes.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company shall fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.
The Company initially appoints the Trustee as Registrar, Paying Agent and custodian for service of demands and notices in connection with the Notes. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days’ notice to the Company.
Section 2.4.        Paying Agent to Hold Assets in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered to the Paying Agent, the Paying Agent shall have no further liability for such assets.
Section 2.5.        Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee five (5) Business Days before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee, and the Company shall otherwise comply with TIA Section 312(a).
Each date on which such list is issued shall serve as a record date under TIA Section 316(c) for purposes of determining the identity of Holders entitled to vote or consent to any action authorized or permitted by TIA Section 316(a).
Section 2.6.        Transfer and Exchange. Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any transfer tax, fee or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10 or 3.1, in which event the Company shall be responsible for the payment of such taxes or charges).
The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Note being redeemed in part.
Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.
Section 2.7.        Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall, upon receipt of a written order from the Company, authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Company.
Section 2.8.        Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.9, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.
If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.
If, on a Redemption Date, a repurchase date or the Maturity Date, the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

Section 2.9.        Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee has been informed in writing by the Company to be so owned shall be so considered. The Company shall notify the Trustee, in writing, when either it or, to its knowledge, any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.
Section 2.10.        Temporary Notes. Until typewritten or printed Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of typewritten or printed Notes but may have variations that the Company considers appropriate for temporary Notes and so indicates in the Officers’ Certificate. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate, upon receipt of a written order of the Company pursuant to Section 2.2, typewritten or printed Notes in exchange for temporary Notes.
Section 2.11.        Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. At the written direction of the Company, the Trustee, or at the direction of the Trustee acting pursuant to such direction from the Company, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.
Section 2.12.        Defaulted Interest. The Company shall pay from time to time on demand (i) interest on overdue principal and (ii) to the extent lawful, interest on overdue installments of interest (without regard to any applicable grace periods), in each case, at the rate of interest borne by the Notes, plus one percent per annum from and including the relevant payment date to but excluding the date on which such defaulted amounts shall have been paid by the Company. All such interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.
If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a “Default Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Company deposit monies proposed to be paid in respect of defaulted interest later than 11:00 a.m. New York City time on the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Company shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Company, with a copy to the Trustee at least 20 days prior to such special record date, a notice that states the subsequent special record date, the Default Interest Payment Date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.1(1) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid. Notwithstanding the foregoing, the Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.
Section 2.13.        CUSIP Number. In issuing the Notes, the Company may use a “CUSIP” number, and, if so, the Company shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is thereby deemed to be made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number.
In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to Section 2.2, the Company shall use its reasonable efforts to obtain the same CUSIP number for such Notes as is printed on the Notes outstanding at such time and provide written notice to the Trustee to such effect; provided, however, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company, to be a different class of security than the Notes outstanding at such time for federal income tax or securities laws purposes, the Company shall use its reasonable efforts to obtain a “CUSIP” number for such Notes that is different than the CUSIP number printed on the Notes then outstanding and cause such opinion to be delivered to the Trustee. Notwithstanding the foregoing or any other provision herein to the contrary, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.
Section 2.14.        Deposit of Monies. Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date or Redemption Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date or Redemption Date, as the

case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date or Redemption Date, as the case may be.
Section 2.15.        Restrictive Legends. Each Global Note and Physical Note that constitutes a Restricted Security shall bear the Private Placement Legend on the face thereof until after the first anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder, provided that any restrictive legend shall have been removed) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in an Opinion of Counsel for the Company, unless otherwise agreed by the Company and the Holder thereof); provided, however, that if any Initial Notes are issued after the Issue Date pursuant to Section 2.2, the period of resale restrictions applicable to Initial Notes previously offered and sold in reliance on Rule 144A under the Securities Act that constitute Restricted Securities shall automatically be extended to the last day of the period of any resale restrictions imposed on such additional Initial Notes issued pursuant to Section 2.2.
Each Global Note shall also bear the legend as set forth in Exhibit C.
Section 2.16.        Book-Entry Provisions for Global Security.
(a)    The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear the legend as set forth in Exhibit C.
(b)    Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
(c)    Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.17. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Notes.
(d)    In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (c) of this Section 2.16, the

Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute and the Trustee, upon receipt of a written order from the Company, shall authenticate and deliver, one or more Physical Notes of like tenor and amount.
(e)    In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (c) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute and the Trustee, upon receipt of a written order from the Company, shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.
(f)    Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (c) of this Section 2.16 shall, except as otherwise provided by Section 2.17(a)(i)(x) and (c), bear the Private Placement Legend.
(g)    The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
Section 2.17.        Special Transfer Provisions.
(a)    Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:
(i)    the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the first anniversary of the Issue Date (provided, however, that (1) neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, or predecessor security at any time on or prior to the first anniversary of the Issue Date and (2) if any Initial Notes are issued after the Issue Date pursuant to Section 2.2, the period of resale restrictions applicable to such Note shall automatically be extended to the last day of the period of any resale restrictions imposed on such additional Initial Notes issued pursuant to Section 2.2) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and
(ii)    if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note or Regulation S Global Note, as the case may be, upon receipt by the Registrar of (x) written instructions given in accordance with the Depositary’s and the Registrar’s procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note or Regulation S Global Note, as the case may be, in an amount equal to the principal amount of Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and
(iii)    if the proposed transferor is an Agent Member seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depositary’s and the Registrar’s procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, to which the interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred.
(b)    Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):
(i)    the Registrar shall register the transfer of any Restricted Security if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and
(ii)    if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred; and
(iii)    if the proposed transferor is an Agent Member seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the

Registrar of written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Notes to be transferred.
(c)    Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(d)    Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the first anniversary of the Issue Date (provided, however, that (x) neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, or any predecessor security at any time prior to or on the first anniversary of the Issue Date and (y) if any Initial Notes are issued after the Issue Date pursuant to Section 2.2, the period of resale restrictions applicable to such Note bearing the Private Placement Legend shall automatically be extended to the last day of the period of any resale restrictions imposed on such additional Initial Notes issued pursuant to Section 2.2), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
(e)    General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.
The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar’s normal business hours upon the giving of reasonable written notice to the Registrar.
(f)    Transfer of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Company within one year after the Issue Date (or if any Initial Notes are issued after the Issue Date pursuant to Section 2.2, the last day of the period of any resale restrictions imposed on such additional Initial Notes issued pursuant to Section 2.2), as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate of the Company (other than by an Affiliate of the Company) in a transaction or a chain of transactions not involving any public offering, shall, until the later of (x) one year after the last date on which the Company or any Affiliate of the Company was an owner of such Note and (y) if any Initial Notes are issued after the Issue Date pursuant to Section 2.2, the last day of the period of any resale restrictions imposed on such additional Initial Notes issued pursuant to Section 2.2, in each case, bear the Private Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).
(g)    Notice of Affiliate Purchases. In connection with the purchase or sale of any Note or any beneficial interest therein by the Company or any Affiliate thereof (other than a sale to the Initial Purchasers pursuant to the Purchase Agreement, dated as of January 30, 2013, by and among the Company and Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, and BMO Capital Markets Corp., as the representatives of the Initial Purchasers), the Company shall file with the Trustee and Registrar a written notice identifying the transaction as such for the purposes hereof.
Section 2.18.        Additional Interest Under Registration Rights Agreement. Under certain circumstances, the Company shall be obligated to pay Additional Interest to the Holders, all as set forth in Section 4 of the Registration Rights Agreement.
ARTICLE III.

REDEMPTION
Section 3.1.        Optional Redemption by the Company.
(a)    Right to Redeem; Notice to Trustee. The Company, at its option, may redeem the Notes in accordance with the provisions of paragraphs 5 and 6 of the Notes. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price that would be in effect if such Notes were being redeemed on the date of the notice. The Company shall give the notice to the Trustee provided for in this Section 3.1(a) at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).
(b)    Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to the Trustee and to each Holder of Notes to be redeemed at such Holder’s address as it appears on the Note register.
The notice shall identify the Notes to be redeemed and shall state:
(i)    the Redemption Date;
(ii)    the Redemption Price that would be in effect if such Notes were being redeemed on the date of the notice;
(iii)    the name and address of the Paying Agent;

(iv)    that Notes called for redemption must be presented and surrendered to the Paying Agent to collect the Redemption Price and any accrued interest;
(v)    that interest on Notes called for redemption shall cease to accrue on and after the Redemption Date and, unless the Company defaults in making the redemption payment, the only remaining right of the Holder shall be to receive payment of the Redemption Price upon presentation and surrender to the Paying Agent of the Notes;
(vi)    if fewer than all the outstanding Notes are to be redeemed, the certificate number (if any) and principal amounts of the particular Notes to be redeemed; and
(vii)    the CUSIP number or numbers for the Notes called for redemption.
At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company will provide the Trustee with the notice to be delivered to the Holders, which shall contain the information required by clauses (i) through (vii).
(c)    Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon presentation and surrender to the Paying Agent, Notes called for redemption shall be paid at the Redemption Price, together with any accrued interest.
(d)    Sinking Fund. There shall be no sinking fund provided for the Notes.
ARTICLE IV.

COVENANTS
Section 4.1.        Payment of Notes. The Company will promptly pay or cause to be paid the principal of, premium, if any, and interest, if any, on each of the Notes at the places and time and in the manner provided in the Notes and this Indenture. An installment of principal, premium or interest will be considered paid on the date it is due if the Trustee or Paying Agent holds on that date in accordance with this Indenture money designated for and sufficient to pay the installment then due.
The Company will pay or cause to be paid interest on overdue principal at the rate specified in the Notes; it will also pay interest on overdue installments of interest at the same rate, to the extent lawful.
Section 4.2.        Reporting. The Company will file with the Trustee within 15 days after filing with the SEC, copies of its annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also will comply with the other provisions of TIA Section 314(a).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Section 4.3.        Corporate Existence. Subject to Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company will not be required to preserve any such right or franchise if the Board of Directors determines that the preservation of the right or franchise is no longer desirable in the conduct of the business of the Company and that its loss will not be disadvantageous in any material respect to the Holders.
Section 4.4.        Compliance Certificate. The Company will deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company an Officers’ Certificate stating that in the course of the performance by the authorized signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default by the Company and whether or not the authorized signers know of any Default or Event of Default that occurred during the Fiscal Year. If they do, the Officers’ Certificate will describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also will comply with TIA Section 314(a)(4). For the purposes of this provision of this Indenture, compliance is determined without regard to any grace period or requirement of notice under this Indenture.
Section 4.5.        Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
Section 4.6.        Limitations on Liens. The Company shall not, nor shall it permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien, upon any of its properties or assets, whether owned on the Issue Date or thereafter acquired, unless (1) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured by a Lien on the same properties or assets on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien, (2) if such Lien secures Indebtedness which is subordinated to the Notes, then the Notes are secured by a Lien on the same properties or assets and the Lien securing such Indebtedness is subordinated to the Lien granted to the Holders to the same extent as such Indebtedness is subordinated to the Notes or (3) such Lien is a Permitted Lien (as defined below).
The following Liens constitute “Permitted Liens”:
(a)    Liens on property of a Person existing at the time such Person is merged into or consolidated with or otherwise acquired by the Company or any Restricted Subsidiary, provided that such Liens were in existence prior to, and were not created in contemplation of, such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or a Restricted Subsidiary;

(b)    Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to, and were not created in contemplation of, such acquisition and do not extend to any assets other than the property acquired;
(c)    Liens imposed by law such as carriers’, warehouseman’s or mechanics’ Liens, and other Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(d)    Liens incurred in connection with pollution control, industrial revenue, water, sewage or any similar bonds;
(e)    Liens securing Indebtedness representing, or incurred to finance, the cost of acquiring, constructing or improving any assets, provided that the principal amount of such Indebtedness does not exceed 100% of such cost, including construction charges;
(f)    Liens securing Indebtedness (A) between a Restricted Subsidiary and the Company, or (B) between Restricted Subsidiaries;
(g)    Liens incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the Company’s business taken as a whole;
(h)    pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or of any Restricted Subsidiary or deposits for the payment of rent, in each case incurred in the ordinary course of business;
(i)    Liens granted to any bank or other institution on the payments to be made to such institution by the Company or any Subsidiary pursuant to any interest rate swap or similar agreement or foreign currency hedge, exchange or similar agreement designed to provide protection against fluctuations in interest rates and currency exchange rates, respectively, provided that such agreements are entered into in, or are incidental to, the ordinary course of business;
(j)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set off or similar rights and remedies;
(k)    Liens arising from the Uniform Commercial Code financing statements regarding leases;

(l)    Liens securing indebtedness incurred to finance the acquisition, construction, improvement, development or expansion of a property which is given within 180 days of the acquisition, construction, improvement, development or expansion of such property and which is limited to such property;
(m)    Liens incurred in connection with Non-Recourse Indebtedness;
(n)    Liens existing on the Issue Date;
(o)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(p)    Liens securing refinancing Indebtedness; provided that any such Lien does not extend to or cover any property or assets other than the property or assets securing Indebtedness so refunded, refinanced or extended;
(q)    easements, rights-of-way and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the Company’s properties subject thereto; and
(r)    any extensions, substitutions, modifications, replacements or renewals of the Permitted Liens described above.
Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any of its properties or assets that is not a Permitted Lien without equally and ratably securing the Notes if, at the time the Indebtedness secured by the Lien is incurred, the aggregate amount of all Indebtedness then outstanding secured by such Lien and all other Liens, together with the aggregate net sale proceeds from all Sale-Leaseback Transactions which are not Permitted Sale-Leaseback Transactions, does not exceed 20% of the Total Consolidated Stockholders’ Equity of the Company; provided that Indebtedness secured by Permitted Liens shall not be included in the amount of such secured Indebtedness.
Section 4.7.        Sale-Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, after the date hereof, enter into any Sale-Leaseback Transaction other than Permitted Sale-Leaseback Transactions (as defined below). The following Sale-Leaseback Transactions constitute “Permitted Sale-Leaseback Transactions”:
(a)    a Sale-Leaseback Transaction involving the leasing by the Company or any Restricted Subsidiary of model homes in the Company’s (including its Subsidiaries’) communities;
(b)    a Sale-Leaseback Transaction relating to a property entered into within 180 days after the later of the date of acquisition of such property by the Company or a

Restricted Subsidiary or the date of the completion of construction or commencement of full operations on such property, whichever is later;
(c)    a Sale-Leaseback Transaction where the Company, within 365 days after such Sale-Leaseback Transaction, applies or causes to be applied to the retirement of any Funded Debt of the Company or any Restricted Subsidiary (other than Funded Debt which by its terms or the terms of the instrument by which it was issued is subordinate in right of payment to the Notes) proceeds of the sale of such property, but only to the extent of the amount of proceeds so applied;
(d)    a Sale-Leaseback Transaction where the Company or any Restricted Subsidiary would, on the effective date of such sale or transfer, be entitled, pursuant to this Indenture, to issue, assume or guarantee Indebtedness secured by a Lien upon the relevant property, at least equal in amount to the then present value (discounted at the actual rate of interest of the Sale-Leaseback Transaction) of the obligation for the net rental payments in respect of such Sale-Leaseback Transaction without equally and ratably securing the Notes;
(e)    a Sale-Leaseback Transaction between the Company and any Restricted Subsidiary or among Restricted Subsidiaries, provided that the lessor shall be the Company or a wholly-owned Restricted Subsidiary; and
(f)    a Sale-Leaseback Transaction which has a lease of no more than three years in length.
Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, effect any Sale-Leaseback Transaction involving any real or tangible personal property which is not a Permitted Sale-Leaseback Transaction, provided that at the time of the Sale-Leaseback Transaction the aggregate net sales proceeds from all Sale-Leaseback Transactions which are not Permitted Sale-Leaseback Transactions, together with all Indebtedness secured by Liens other than Permitted Liens, does not exceed 20% of the Total Consolidated Stockholders’ Equity of the Company.
Section 4.8.        Furnishing Guarantees. The Company shall cause each existing or future wholly-owned Subsidiary (other than its finance company Subsidiaries and any foreign Subsidiaries) that guarantees any of the Company’s Indebtedness or guarantees the obligations of any Subsidiary as a guarantor of the Company’s Indebtedness to become a Guarantor by causing such Subsidiary, as promptly as practicable, but in any event not later than the date on which such Subsidiary becomes a guarantor of any other Indebtedness of the Company or any Subsidiary, to execute and deliver to the Trustee a Guarantee in substantially the form of Exhibit F hereto and the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 4.9.        Change of Control.
(a)    If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Notes by notifying the Holders to that effect as described in Section 3.1 above, the Company shall make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to one thousand U.S. dollars ($1,000) or integral multiples of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth in this Section 4.9. In a Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail a notice to Holders, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date that notice is mailed, other than as may be required by law (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.
(b)    On each Change of Control Payment Date, the Company shall, to the extent lawful:
(i)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(ii)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(iii)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased and that all conditions precedent provided for herein to the Change of Control Offer and to the repurchase by the Company of Notes pursuant to the Change of Control Offer have been complied with.
(c)    The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer.
The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a

Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions herein, the Company will comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions herein by virtue of any such conflict.
(d)    As used herein:
“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to any person, other than the Company or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to the Company’s liquidation or dissolution.
Notwithstanding the foregoing, a transaction (or series of related transactions) will not be deemed to involve a Change of Control under clause (2) above if, either:
(i)(A) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (B)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (2) the shares of the Company’s Voting Stock outstanding immediately prior to such transaction are converted into or exchanged for, a majority of the Voting Stock of such holding company immediately after giving effect to such transaction; or
(ii)(A) Stuart Miller, together with members of his immediate family, directly or indirectly, becomes the beneficial owner of more than 50%, but less than 66
The term “person,” as used in this definition of Change of Control, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of the Board of Directors on the Issue Date or (2) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of the nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which that member was named as a nominee for election as a director, without objection to the nomination).
“Fitch” means Fitch Inc. and its successors.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons beyond the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.
“Rating Event” means the rating on the Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, (and, if there is a split among the three Rating Agencies, by the two Rating Agencies with the lowest ratings) in any case on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the earlier of (1) the first public notice of the occurrence of a Change of Control or (2) the first public notice of the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control.
“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.
“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of that person that is at the time entitled to vote generally in the election of the board of directors of that person.

ARTICLE V.

SUCCESSOR CORPORATION
Section 5.1.        Company May Consolidate, etc., Only on Certain Terms. The Company will not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:
(1)    the corporation formed by the consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety will be a corporation organized and existing under the laws of the United States of America, a State of the United States of America or the District of Columbia and expressly assumes, by one or more supplemental indentures, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Notes and the performance of every covenant of this Indenture to be performed or observed by the Company;
(2)    immediately after giving effect to the transaction, no Default or Event of Default will have occurred and be continuing; and
(3)    the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, conveyance, transfer or lease and the supplemental indenture (or the supplemental indentures together) comply with this Article and that all the conditions precedent relating to the transaction set forth in this Section have been fulfilled.
Section 5.2.        Successor Corporation Substituted. Upon any event described in Section 5.1, the successor corporation will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and, except in connection with a lease transaction, the predecessor corporation will be relieved of all obligations and covenants under this Indenture.
ARTICLE VI.

DEFAULTS AND REMEDIES
Section 6.1.        Events of Default.
An “Event of Default” occurs if:
(1)    there is a default by the Company in the payment when due of interest on the Notes, which default continues for a period of 30 days;
(2)    there is a default by the Company in the payment when due of the principal or Redemption Price or Repurchase Price due with respect to the Notes;

(3)    there is a default by the Company or any Restricted Subsidiary with respect to its obligation to pay Indebtedness for money borrowed by the Company or a Restricted Subsidiary (other than any Non-Recourse Indebtedness), which default shall have resulted in the acceleration of, or be a failure to pay at final maturity, Indebtedness aggregating more than $50 million;
(4)    there is a failure to perform any other covenant or warranty of the Company herein, which continues for 30 days after written notice;
(5)    final judgments or orders are rendered against the Company or any Restricted Subsidiary which require the payment by the Company or any Restricted Subsidiary of an amount (to the extent not covered by insurance) in excess of $50 million and such judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings;
(6)    the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary), pursuant to any Bankruptcy Law applicable to the Company or such Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary): (A) commences a voluntary case; (B) consents to the entry of an order for relief against it or them in an involuntary case against it or them; (C) consents to the appointment of a Custodian of it or them or for any substantial part of its or their property; or (D) makes a general assignment for the benefit of its or their creditors; or
(7)    a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law: (A) for relief in an involuntary case against the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary); (B) appointing a Custodian of the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) or for any substantial part of its or their respective property; or (C) ordering the winding up or liquidation of the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary); and the order or decree remains unstayed and in effect for 90 days.
Each of the occurrences described in clauses (1) through (7) of this Section 6.1 will constitute an Event of Default whatever the reason for the occurrence and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
The term “Bankruptcy Law” means Title 11 of the United States Code or any similar United States Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
A Default under clause (4) of this Section 6.1 is not an Event of Default until the Holders of at least 25% in principal amount of the then outstanding Notes with regard to which the Company has failed to comply with a covenant or agreement notify the Company and the

Trustee, of the Default and the Company does not cure the Default within 30 days after the giving of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”
The Company will deliver to the Trustee, within 20 days after it occurs, written notice in the form of an Officers’ Certificate of any event of which the Company is aware which with the giving of notice and the lapse of time would become an Event of Default under clause (4), its status and what action the Company is taking or proposes to take with respect to it.
Section 6.2.        Acceleration of Maturity; Rescission and Annulment. If an Event of Default occurs and is continuing, unless the principal of the Notes has already become due and payable, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare the outstanding principal of the Notes and any accrued and unpaid interest through the date of such declaration on all of the Notes to be immediately due and payable. Upon such a declaration, such outstanding principal amount and accrued and unpaid interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.1(6) or (7) occurs and is continuing, the outstanding principal amount of the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the Notes then outstanding, on behalf of the Holders of all of the Notes, by notice to the Company and the Trustee (and without notice to any other Holder), may rescind any acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the outstanding principal amount of any of the Notes that has become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.7 have been paid. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder and all rights, remedies and powers of the Company, the Holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.
The Trustee shall, within 90 days after a Trust Officer has actual knowledge of the occurrence of a Default or any Event of Default, mail to all Holders, as the names and addresses of such Holders appear upon the Note register, notice of all Defaults or Events of Default known to such Trust Officer, unless such Default or Event of Default is cured or waived before the giving of such notice and provided that, except in the case of default in the payment of the principal, interest, Redemption Price or Repurchase Price, as the case may be, on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

The Holders of a majority in principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, subject to the limitations specified herein.
Section 6.3.        Other Remedies. If an Event of Default as to the Notes occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest, if any, on the Notes or to enforce the performance of any provision under this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
Section 6.4.        Waiver of Existing Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding, on behalf of the Holders of all the Notes, by notice to the Trustee may consent to the waiver of any past Default with regard to the Notes and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, Notes, (ii) a failure to redeem or repurchase any Notes as required under this Indenture or (iii) a default in respect of a covenant or a provision that under Section 9.2 cannot be modified or amended without the consent of the Holders of all Notes then outstanding. The defaults described in clauses (i), (ii) and (iii) in the previous sentence may be waived with the consent of the Holders of all Notes then outstanding. When a Default or Event of Default is waived, it is deemed cured and not continuing, but no waiver will extend to any subsequent or other Default or impair any consequent right. Without limiting the provisions of Section 7.7, the Trustee shall be compensated by the Company for all costs and expenses incurred by it in connection with any action taken by it pursuant to this Section 6.4.
Section 6.5.        Control by Majority. The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with regard to the Notes or of exercising any trust or power conferred on the Trustee with regard to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Holders or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action as a result of a direction given under this Section, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking that action.
Section 6.6.        Payments of Notes on Default; Suit Therefor. The Company covenants that upon the occurrence of an Event of Default described in Section 6.1(1) or (2), then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders, the whole amount that will then have become due and payable on all such Notes for principal, premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on the overdue installments of interest at the rate borne by the Notes, plus one percent; and, in addition, such further amount as will be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Notes to the registered Holders, whether or not the Notes are overdue.
Section 6.7.        Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture unless:
(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
(2) the Holders of at least 25% in principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;
(3) such Holder or Holders offer to the Trustee indemnity or security reasonably satisfactory to the Trustee against any cost, loss, liability or expense;
(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity, and the Event of Default has not been waived; and
(5) the Trustee has received no inconsistent direction from the Holders of a majority in principal amount of the Notes then outstanding during such 60-day period.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
Section 6.8.        Collection Suit by Trustee. If an Event of Default in payment of principal, premium, if any, or interest, if any, specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest remaining unpaid (together with interest on that unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.
Section 6.9.        Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

Section 6.10.        Restoration of Positions. If a judicial proceeding by the Trustee or a Holder to enforce any right or remedy under this Indenture is dismissed or decided favorably to the Company, except as otherwise provided in the judicial proceeding, the Company, the Trustee and the Holders will be restored to the positions they would have been in if the judicial proceeding had not been instituted.
Section 6.11.        Priorities. If the Trustee collects any money pursuant to this Article VI with respect to the Notes, it will pay out the money or property in the following order:
FIRST: to the Trustee for amounts due under Section 7.7;
SECOND: to the Holders for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and
THIRD: to the Company.
The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section. At least 15 days before the record date, the Company will mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.
Section 6.12.        Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of in aggregate more than 10% in principal amount of the Notes then outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note held by that Holder on or after the due date provided in the Note.
Section 6.13.        Stay, Extension or Usury Laws. The Company agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury or other law, wherever enacted, now or at any subsequent time in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on any of the Notes as contemplated in this Indenture, or which may affect the covenants or performance of this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and agrees that it will not hinder, delay or impede the execution of any power granted to the Trustee in this Indenture, but (to the extent that it may lawfully do so) will suffer and permit the execution of any such power as though no such law had been enacted.

Section 6.14.     Liability of Stockholders, Officers, Directors and Incorporators. No director, officer, employee, incorporator, stockholder or partner, as such, past, present or future, of the Company, any of its successor corporations or any Subsidiary of the foregoing will have any personal liability in respect of the Company’s obligations under this Indenture or any Notes by reason of his or its status as such; provided, however, that nothing in this Indenture or in the Notes will prevent recourse to and enforcement of the liability of any stockholder or subscriber to Capital Stock in respect of shares of Capital Stock which have not been fully paid up.
ARTICLE VII.

TRUSTEE
Section 7.1.        Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee will exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations will be read into this Indenture against the Trustee; and
(ii)    the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed in them, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture in the absence of bad faith on the Trustee’s part; provided, however, that, in the case of any such certificates or opinions whereby any provisions thereof are specifically required to be furnished to the Trustee, then the Trustee will examine the certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    this paragraph does not limit the effect of paragraph (b) of this Section 7.1;
(2)    the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)    the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and
(4)    the Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Indenture or in the exercise of any of its rights or powers, if it has reasonable grounds to believe repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it.
(d)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to the provisions of this Section 7.1 and to the provisions of the TIA.
(e)    The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.
(f)    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money and Government Obligations held in trust by the Trustee need not be segregated from other funds or items except to the extent required by law.
Section 7.2.        Rights of Trustee.
(a)    The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such an Officers’ Certificate or Opinion of Counsel.
(c)    The Trustee may act through agents or attorneys and will not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)    The Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, except conduct which constitutes willful misconduct, negligence or bad faith.
(e)    The Trustee may consult with counsel of its selection, and the Trustee will not be liable for any action it takes or omits in reliance on, and in accordance with, the advice of such counsel or any Opinion of Counsel.
(f)    The Trustee will not be required to investigate any facts or matters stated in any document, but if it decides to investigate any matters or facts, the Trustee or its agents or attorneys will be entitled to examine the books, records and premises of the Company at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)    In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(h)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(i)    The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(j)    The Trustee shall not be deemed to have notice of any Default or Event of Default except any Default or Event of Default occurring pursuant to clause (1) or (2) of Section 6.1 if, at the time of the occurrence of such Default or Event of Default, the Trustee is the Paying Agent, unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.
(k)    The permissive rights of the Trustee enumerated herein shall not be construed as duties.
(l)    Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.
(m)    Subject to Section 7.1, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.
Section 7.3.        Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
Section 7.4.        Trustee’s Disclaimer. The Trustee (i) is not responsible for and makes no representation as to the validity or adequacy of this Indenture, (ii) will not be accountable for the Company’s use of the proceeds from the Notes, and (iii) will not be responsible for any statement of the Company in this Indenture, other than the Trustee’s certificate of authentication, or in any document used in the sale of the Notes, other than statements, if any, provided in writing by the Trustee for use in such a document.

Section 7.5.        Notice of Defaults. The Trustee will give to the Holders notice of any Default with regard to the Notes known to the Trustee, within 90 days after it occurs, unless such Default shall have been cured or waived; provided, that, except in the case of a Default in the payment of the principal of, or premium, if any, or interest on any Note, the Trustee will be protected in withholding notice of the Default if and so long as a committee of its Trust Officers in good faith determines that the withholding of the notice is in the interests of the Holders.
Section 7.6.        Reports by Trustee. Within 60 days after each November 30 beginning with the November 30 following the date of this Indenture, the Trustee will mail to each Holder, at the name and address which appears on the registration books of the Company, and to each Holder who has, within the two years preceding the mailing, filed that person’s name and address with the Trustee for that purpose and each Holder whose name and address have been furnished to the Trustee pursuant to Section 2.5, a brief report dated as of that November 30 which complies with TIA Section 313(a). The Trustee also will comply with TIA Section 313(b).
A copy of each report will at the time of its mailing to Holders be filed with each stock exchange on which the Notes are listed and also with the SEC. The Company will promptly notify the Trustee when the Notes are listed on, or delisted from, any stock exchange and of any delisting of the Notes.
Section 7.7.        Compensation and Indemnity. The Company will pay to the Trustee from time to time reasonable compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or disbursements and advances made by it, including costs of collection, in addition to the compensation for its services. Those expenses will include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company will indemnify the Trustee against any and all loss, claim, damage, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of the trust created by this Indenture and the performance of its duties under this Indenture. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations under this Section. The Company will defend the claim and the Trustee may have separate counsel and the Company will pay the fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which shall not be unreasonably withheld or delayed. The Company need not reimburse any expense or indemnify against any loss, expense or liability incurred by the Trustee to the extent it is due to the Trustee’s own willful misconduct, negligence or bad faith.
To secure the Company’s obligation to make payments to the Trustee under this Section 7.7, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal or interest on the Notes. Those obligations of the Company will survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 6.1 occurs, the expenses and the compensation for the services of the Trustee are intended to constitute expenses of administration under any Bankruptcy Law.
For purposes of this Section 7.7, “Trustee” will include any predecessor Trustee, but the willful misconduct, negligence or bad faith of any Trustee will not affect the rights of any other Trustee under this Section 7.7.
The provisions of this Section 7.7 shall survive the termination of this Indenture and the resignation or removal of the Trustee.
Section 7.8.        Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee. The Company may remove the Trustee if:
(1) the Trustee fails to comply with Section 7.10;
(2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3) a receiver or other public officer takes charge of the Trustee or its property; or
(4) the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
No removal or appointment of a Trustee will be valid if that removal or appointment would conflict with any law applicable to the Company.
A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee will, subject to the lien provided for in Section 7.7, transfer all property held by it as a Trustee to the successor Trustee, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee will mail notice of its succession to each Holder.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of a majority in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.7 will continue for the benefit of the retiring Trustee.
Section 7.9.        Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another Person, the resulting, surviving or transferee Person will, without any further act, be the successor Trustee.
If at the time a successor by merger, conversion or consolidation to the Trustee succeeds to the trusts created by this Indenture and any of the Notes have been authenticated but not delivered, the successor to the Trustee may adopt the certificate of authentication of the predecessor Trustee, and deliver the Notes which were authenticated by the predecessor Trustee; and if at that time any of the Notes have not been authenticated, the successor to the Trustee may authenticate those Notes either in the name of the predecessor or in its own name as the successor to the Trustee; and in either case the certificates of authentication will have the full force provided in this Indenture for certificates of authentication.
Section 7.10.        Eligibility; Disqualification. The Trustee will at all times satisfy the requirements of TIA Section 310(a). The Trustee will at all times have a combined capital and surplus of at least $50 million as set forth in its most recently published annual report of condition, which will be deemed for this paragraph to be its combined capital and surplus. The Trustee will comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).
Section 7.11.        Preferential Collection of Claims. The Trustee will comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed will be subject to TIA Section 311(a) to the extent indicated.
ARTICLE VIII.

DISCHARGE OF INDENTURE
Section 8.1.        Termination of the Company’s Obligations. When (1) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, whether at stated maturity or upon redemption and the Company shall deposit with the Trustee, in trust, monies and/or U.S. Government Obligations sufficient to pay at the Maturity Date or Redemption Date, as applicable, all sums which will become due with regard to all Notes theretofore authenticated (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled or delivered to the Trustee for cancellation, including the principal amount and interest accrued to the Maturity Date or Redemption Date, as applicable, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect with respect to the Notes (except as to (i) remaining rights of registration of transfer, substitution and exchange of Notes, (ii) rights hereunder of Holders to receive payments of the principal amount, including interest due with respect to the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee under this Indenture with respect to the Notes), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 8.3 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Notes; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee, in connection with this Indenture or the Notes.
Section 8.2.        Application of Trust Money. Subject to Section 8.4, the Trustee will hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It will apply the deposited money and the money from the U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest, if any, on the Notes with regard to which the money or U.S. Government Obligations were deposited.
Section 8.3.        Officers’ Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 8.1, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Each such Officers’ Certificate and Opinion of Counsel provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant pursuant to the previous paragraph shall comply with the provisions of Section 11.5.
Section 8.4.        Repayment to the Company. The Trustee and the Paying Agent will promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent will pay to the Company upon request any money held by them for the payment of principal, premium or interest that remains unclaimed for two years. After such payment, all liability of the Trustee and the Paying Agent with respect to that money will cease.
Section 8.5.        Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture shall be revived and reinstated with respect to the Notes as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.2; provided, however, that if the Company makes any payment of principal amount or Redemption Price of or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE IX.

MODIFICATION OF THE INDENTURE
Section 9.1.        Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:
(1)    to cure any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holder;
(2)    to make any change that does not adversely affect the rights of any Holder;
(3)    to comply with Article 5;
(4)    to add to the covenants of the Company further covenants, restrictions or conditions that the Board of Directors and the Trustee shall consider to be for the benefit of the Holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture;
(5)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or
(6)    to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary for this Indenture to comply with the TIA, or under any similar federal statute hereafter enacted.
After an amendment under this Section becomes effective, the Company will mail to the Holders a notice briefly describing the amendment. The failure to give such notice to all Holders, or any defect in a notice, will not impair or affect the validity of an amendment under this Section.
Section 9.2.        With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. The Holders of a majority in principal amount of the Notes then outstanding may waive compliance by the Company with any provision of this Indenture or the Notes without notice to any Holder. However, without the consent of the Holder so affected, no amendment, supplement or waiver, including a waiver pursuant to Section 6.4, may:

(1)    extend the fixed maturity of any Note or any installment of interest thereon, reduce the principal amount, interest rate, Redemption Price, Repurchase Price or amount due upon acceleration, impair the right of a Holder to institute suit for the payment thereof, change the currency in which the Notes are payable;
(2)    reduce the percentage of Notes required to consent to an amendment, supplement or waiver;
(3)    release any Guarantor except as provided in Article X hereof; or
(4)    make any change in Section 6.2 or Section 6.4 or the second sentence of this Section.
It will not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it will be sufficient if the consent approves the substance of the amendment, supplement or waiver.
Section 9.3.        Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes will comply with the TIA as then in effect.
Section 9.4.        Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder will bind the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to the Holder’s Note or portion of a Note. For a revocation to be effective, the Trustee must receive notice of the revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective in accordance with its terms, it will bind every Holder of every Note.
Section 9.5.        Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of the Notes, the Trustee may require the Holder of a Note to deliver the Holder’s Note to the Trustee, who will place an appropriate notation about the amendment, supplement or waiver on the Note and will return it to the Holder. Alternatively, the Company may, in exchange for the Note, issue, and the Trustee will authenticate, a new Note that reflects the amendment, supplement or waiver.
Section 9.6.        Trustee to Sign Amendments, etc. The Trustee will sign any amendment, supplement or waiver authorized pursuant to Article II or this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does adversely affect those rights, liabilities or immunities, the Trustee may but need not sign it. The Company may not sign an amendment or supplement until the amendment or supplement is approved by an appropriate Board Resolution.
In signing such amendment the Trustee shall receive indemnity reasonably satisfactory to it and shall receive, and shall be fully protected in relying upon, in addition to the documents required by Section 11.4, an Officers’ Certificate and an Opinion of Counsel each stating that such amendment is authorized or permitted by this Indenture and the TIA.

ARTICLE X.

GUARANTEE OF NOTES
Section 10.1.        Unconditional Guarantee. Except as provided in Section 10.2 or Section 10.4, each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees (such guarantee to be referred to herein as a “Guarantee”) to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) all amounts due with respect to the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under each Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.
Each of the Guarantors hereby agrees that, subject to Section 10.2 and Section 10.4, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and each Guarantee. Each Guarantee is a guarantee of payment and not of collection. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article X, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of each Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of each Guarantee.
No director, officer, employee, incorporator, stockholder or partner, as such, past, present or future, of any Guarantor, as such, shall have any personal liability under any

Guarantee by reason of his, her or its status as such director, officer, employee, incorporator, stockholder or partner.
Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.
Section 10.2.        Limitations on Guarantees; Release or Suspension of Particular Guarantors’ Obligations. The obligations of each Guarantor under its Guarantee will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantors in respect of the obligations of such other Guarantors under their Guarantees or pursuant to their contribution obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.
Additionally, if any Guarantor is released from its Guarantee (rather than a suspension of its Guarantee) of the outstanding Indebtedness of the Company or the obligations of any Restricted Subsidiary as a guarantor of the Company’s Indebtedness, such Guarantor shall be automatically released from its obligations as Guarantor, and from and after such date, such Guarantor shall cease to constitute a Guarantor and a Restricted Subsidiary.
The obligations of a Guarantor will be automatically suspended, and such Guarantor shall not constitute a guarantor and shall not have any obligations with regard to the Notes, during any period when the principal amount of the Company’s obligations and any Subsidiary’s obligations as a guarantor of the Company’s obligations (without duplication), in each case other than the Notes and other Indebtedness containing provisions similar to this, that the Guarantor is guaranteeing total less than $75 million.
Section 10.3.        Execution and Delivery of Guarantee. To further evidence the Guarantee set forth in Section 10.1, each Guarantor hereby agrees to execute and deliver to the Trustee a Guarantee in substantially the form of Exhibit F hereto. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of an officer or agent of each Guarantor, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any Note or Notes.
If an officer or agent of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates a Note to which such Guarantee relates or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.4.        Release of a Guarantor due to Extraordinary Events. If no Default exists or would exist under this Indenture, upon the sale or disposition of all or substantially all of the assets of a Guarantor, or all of the Capital Stock of a Guarantor (including by consolidation, merger, issuance or otherwise), by the Company or a Subsidiary of the Company, or upon the consolidation or merger of a Guarantor with or into any Person (in each case, other than to the Company or an Affiliate of the Company or a Subsidiary), or if any Guarantor is dissolved or liquidated, such Guarantor and each Subsidiary of such Guarantor that is also a Guarantor, or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor), shall be deemed automatically and unconditionally released and discharged from all of its obligations under this Article X without any further action required on the part of the Trustee or any Holder.
The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its Obligations under its Guarantee of the Notes under this Article X.
Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.
Section 10.5.        Waiver of Subrogation. Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes or this Indenture and such Guarantor’s obligations under its Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.5 is knowingly made in contemplation of such benefits.
Section 10.6.        No Set-Off. Each payment to be made by a Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
Section 10.7.        Obligations Absolute. The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.
Section 10.8.        Obligations Continuing. Except as provided in Section 10.2 or Section 10.4, the obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of its continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.
Section 10.9.        Obligations Not Reduced. Except as otherwise provided in Sections 10.2 and 10.4, the obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged except solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article VIII be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.
Section 10.10.        Obligations Reinstated. The Obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from the Trustee or any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.
Section 10.11.        Obligations Not Affected. Except as otherwise provided in Sections 10.2 and 10.4, the Obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:
(a)    any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Company or any other Person;
(b)    any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Notes or any other document or instrument;
(c)    any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Guarantor;
(d)    the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;
(e)    the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;
(f)    any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in any amount due with respect to any of the Notes;
(g)    any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;
(h)    any merger or amalgamation of the Company or a Guarantor with any Person or Persons;
(i)    the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Guarantor under its Guarantee; and
(j)    any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Guarantor in respect of its Guarantee hereunder.
Section 10.12.        Waiver. Without in any way limiting the provisions of Section 10.1 hereof, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the

Company, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever.
Section 10.13.        No Obligation to Take Action Against the Company. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any Property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and Obligations under their Guarantees or under this Indenture.
Section 10.14.        Dealing with the Company and Others. The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may:
(a)    grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;
(b)    take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;
(c)    release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;
(d)    accept compromises or arrangements from the Company;
(e)    apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and
(f)    otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.
Section 10.15.        Default and Enforcement. If any Guarantor fails to pay in accordance with Section 10.1 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the Obligations.
Section 10.16.        Amendment, etc. No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective or affect the Obligation of any other Guarantor unless it is signed by such Guarantor and the Trustee.

Section 10.17.        Acknowledgment. Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.
Section 10.18.        Costs and Expenses. Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.
Section 10.19.        No Merger or Waiver; Cumulative Remedies. No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under the Notes or the Guarantees, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes or the Guarantees preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Section 10.20.        Survival of Obligations. Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 10.1 shall survive until the indefeasible payment in full of the Obligations and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.
Section 10.21.        Guarantee in Addition to Other Obligations. The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.
Section 10.22.        Severability. Any provision of this Article X which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article X.
Section 10.23.     Successors and Assigns. Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its Obligations hereunder or thereunder.

Section 10.24.     Acknowledgement under TIA. Each Guarantor acknowledges that, by virtue of its Guarantee, it is becoming an “obligor” on indenture securities under the TIA.
ARTICLE XI.

MISCELLANEOUS
Section 11.1.        TIA Controls.
If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that this Section 11.1 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.
Section 11.2.        Notices.
Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by facsimile, by telecopier or overnight courier guaranteeing next-day delivery or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
if to the Company or the Guarantors:
Lennar Corporation
700 N.W. 107th Avenue
Miami, Florida 33172
Attention: General Counsel
Facsimile: (305) 229-6650
with a copy to:
K&L Gates LLP
599 Lexington Avenue
New York, NY 10022
Attention: David W. Bernstein
Facsimile: (212) 536-3901
if to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
10161 Centurion Parkway North
2nd Floor
Jacksonville, FL 32256
Attention: Corporate Trust Administration

Each of the Company and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).
Any notice or communication mailed to a Holder shall be mailed by first class mail, certified or registered return receipt requested, or by overnight courier guaranteeing next day delivery to its address as it appears on the registration books of the Registrar; provided that notices given to Holders holding Notes in book-entry form may be given through the facilities of the Depositary or any successor depository. Any notice or communication shall be mailed to any Person as described in TIA Section 313(c), to the extent required by the TIA.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
Section 11.3.        Electronic Instructions/Directions. The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.  If a party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
Section 11.4.     Communications by Holders with Other Holders.
Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).
Section 11.5.        Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(5)    an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(6)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officers’ Certificate).
Section 11.6.        Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.4, shall include:
(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 11.7.        Rules by Trustee, Paying Agent, Registrar.
The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.
Section 11.8.        Legal Holidays.
If any payment date is due on a day other than a Business Day, such payment may be made on the next succeeding Business Day with the same force and effect as if made on the date that the relevant payment was due, and no interest shall accrue for the intervening period.

Section 11.9.        Governing Law.
THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THE NOTES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS RULES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York sitting in the County of New York, or of the United States of America for the Southern District of New York in any action or proceeding arising out of or relating to this Indenture.
Section 11.10.        No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 11.11.        No Personal Liability.
No director, officer, employee, incorporator, stockholder or partner, as such, past, present or future, of the Company, any of its successor corporations or any Subsidiary of the foregoing shall have any liability for any Obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
Section 11.12.        Successors. All agreements of the Company in this Indenture and the Notes shall bind their successors and permitted assigns. All agreements of the Trustee in this Indenture shall bind its successors and permitted assigns.
Section 11.13.        Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.
Section 11.14.        Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 11.15.     Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the

Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 11.16.     Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
[Signature page follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused it to be duly executed as of the day and year first above written.
LENNAR CORPORATION

By:      /s/ Bruce Gross
Name:    Bruce Gross
Title:    Vice President and
    Chief Financial Officer

Authorized signatory for each of the Guarantors listed on Schedule I hereto

By:      /s/ Mark Sustana
Name:    Mark Sustana
Title:    Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:      /s/ Lawrence Dillard
Name:    Lawrence Dillard
Title:    Vice President

[Signature Page to Indenture]

EXHIBIT A
[FORM OF SERIES A NOTE]
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER OR ANY SUBSIDIARY OF THE ISSUER, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT), (IV) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S., AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[THE FOREGOING LEGEND MAY BE REMOVED FROM THE SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.]

CUSIP No.: [●]
LENNAR CORPORATION
4.125% SENIOR NOTES DUE 2018, SERIES A
No. [●]    $[●]
Interest Rate:    4.125% per annum
Interest Payment Dates: March 15 and September 15, commencing September 15, 2013
Record Dates: March 1 and September 1
LENNAR CORPORATION, a Delaware corporation (the “Company,” which term includes any successor entities), for value received, promises to pay to or registered assigns, on December 1, 2018 (the “Maturity Date”), the principal amount of Dollars ($ ), together with interest thereon as hereinafter provided.
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, Lennar Corporation has caused this instrument to be signed manually or by facsimile by its duly authorized officer.
LENNAR CORPORATION

By:	Name: Title:
Dated: _____________________

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
This is one of the Notes described in
the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:	Authorized Signatory

Dated: _____________________

(REVERSE OF SECURITY)
4.125% Senior Note due 2018, Series A
Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture relating to the Notes, dated as of February 4, 2013 (as amended from time to time, the “Indenture”), by and among Lennar Corporation, a Delaware corporation (the “Company”), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
1.    INTEREST
The Company promises to pay interest on the principal amount of this Note at the rate per annum set forth above. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. The Company shall pay interest semi-annually in arrears on each Interest Payment Date, commencing as of the Interest Payment Date referred to above, on the Maturity Date and upon redemption. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.
Payments of the Redemption Price, Change of Control Payment, principal and interest that are not made when due will accrue interest per annum at the rate of interest borne by the Notes, plus one percent, from and including, the relevant payment date to, but excluding, the date on which such defaulted amounts shall have been paid by the Company in accordance with the Indenture.
2.        METHOD OF PAYMENT
Subject to the terms and conditions of the Indenture, the Company shall (a) pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders of Notes at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled, transferred or exchanged after such Record Date, and (b) make all other payments in respect of the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day preceding the Redemption Date or Maturity, as the case may be. Holders must surrender Notes to a Paying Agent to collect such payments in respect of the Notes referred to in clause (b) of the preceding sentence. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make the cash payments by check payable in such money.
3.        PAYING AGENT, AND REGISTRAR

Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association, shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.
4.        INDENTURE
The Company issued the Notes under the Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 4.125% Senior Notes due 2018, Series A (the “Initial Notes”). The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Private Exchange Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.
5.        REDEMPTION AT THE OPTION OF THE COMPANY
No sinking fund is provided for the Notes. The Notes are redeemable as a whole, or in part, at any time and from time to time at the option of the Company. If the Company elects to redeem the Notes more than 60 days prior to the Maturity Date, the Redemption Price shall be equal to the greater of: (a) 100% of their principal amount; and (b) the present value of the Remaining Scheduled Payments on the Notes being redeemed on the Redemption Date, discounted to the Redemption Date, on a semiannual basis, at the Treasury Rate plus 50 basis points (0.50%). If the Company elects to redeem the Notes on or after the date that is 60 days prior to the Maturity Date, the Redemption Price shall be equal to 100% of their principal amount. In either case, the Company will also pay accrued interest on the principal amount of the Notes to be redeemed up to, but not including, the Redemption Date.
6.        NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY
Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date, together with all interest thereon accrued to but not including the Redemption Date, is deposited with the Paying Agent prior to or on the Redemption Date, interest ceases to accrue on such Notes or portions thereof beginning on such Redemption Date. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000.
7.        REGISTRATION RIGHTS
Pursuant to the Registration Rights Agreement, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company’s 4.125% Senior Notes due 2018, Series B (the “Unrestricted Notes”), which will be registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.
8.        DENOMINATIONS; TRANSFER; EXCHANGE
The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiplies of $1,000. A Holder may transfer Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any governmental taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before any selection of Notes to be redeemed.
9.        PERSONS DEEMED OWNERS
The registered Holder of this Note may be treated as the owner of this Note for all purposes.
10.        UNCLAIMED MONEY OR PROPERTY
The Trustee and the Paying Agent shall return to the Company upon written request any money or property held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Company. After return to the Company, Holders entitled to the money or property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and Paying Agent with respect to the money or property will cease.
11.        AMENDMENT; WAIVER

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to make any change that does not adversely affect the right of any Holder, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets, to evidence the succession of another corporation to the Company (or successive successions) and the assumption by the successor corporation of the covenants, agreements and obligations of the Company, to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the Holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture, to evidence and provide for the acceptance of appointment hereunder of a successor Trustee with respect to the Notes, or to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary for the Indenture to comply with the TIA, or under any similar federal statute hereafter enacted.
12.        DEFAULTS AND REMEDIES
Under the Indenture, Events of Default include (i) a default by the Company in the payment of any interest which continues for more than 30 days after the due date, (ii) a default by the Company in the payment of any principal or Redemption Price or Repurchase Price due with respect to the Notes; (iii) a default by the Company or any Restricted Subsidiary with respect to its obligation to pay Indebtedness for money borrowed by the Company or a Restricted Subsidiary (other than Non-Recourse Indebtedness), which default shall have resulted in the acceleration of, or be a failure to pay at final maturity, Indebtedness aggregating more than $50 million; (iv) a failure to perform any other covenant or warranty of the Company herein and in the Indenture, which continues for 30 days after written notice; (v) final judgments or orders are rendered against the Company or any Restricted Subsidiary which require the payment by the Company or any Restricted Subsidiary of an amount (to the extent not covered by insurance) in excess of $50 million and such judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings; (vi) the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary), pursuant to any Bankruptcy Law applicable to the Company or such Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary): (A) commences a voluntary case; (B) consents to the entry of an order for relief against it or them in an involuntary case against it or them; (C) consents to the appointment of a Custodian of it or them or for any substantial part of its or their property; or (D) makes a general assignment for the benefit of its or their creditors; or (vii) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law: (A) for relief in an involuntary case against the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary); (B) appointing a Custodian of the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) or for any substantial part of its or their respective property; or (C) ordering the winding up or liquidation of the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary); and the order or decree remains unstayed and in effect for 90 days. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare the outstanding principal of the Notes and any accrued and unpaid interest through the date of such declaration on all of the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default which shall result in the outstanding principal amount of all Notes being declared due and payable immediately upon the occurrence of such Events of Default.
Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture and the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, conditions and exceptions, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power, including the annulment of a declaration of acceleration. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of amounts specified in clauses (i) and (ii) above) if it determines that withholding notice is in their interests.
13.        TRUSTEE DEALINGS WITH THE COMPANY
The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
14.        NO RECOURSE AGAINST OTHERS
A director, officer, employee, incorporator, stockholder or partner, as such, of the Company, any of the Company’s successor corporations or any Subsidiary of the foregoing shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
15.        GUARANTEES
This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

16.        RANKING
The Notes shall be direct, unsecured obligations of the Company and shall rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Company. The Guarantees shall be direct, unsecured obligations of the Guarantors and shall rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Guarantors.
17.        AUTHENTICATION
This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.
18.        ABBREVIATIONS
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
19.        GOVERNING LAW
THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS NOTE.
20.        CHANGE OF CONTROL
If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Notes by notifying the Holders to that effect as described above, the Company shall make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to one thousand U.S. dollars ($1,000) or integral multiples of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth below. In a Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail a notice to Holders, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date that notice is mailed, other than as may be required by law (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On each Change of Control Payment Date, the Company shall, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered, and deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased and that all conditions precedent provided for in the Indenture to the Change of Control Offer and to the repurchase by the Company of Notes pursuant to the Change of Control Offer have been complied with.
The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer.
The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions herein, the Company will comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions herein and in the Indenture by virtue of any such conflict.
The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:
Lennar Corporation
700 N.W. 107th Avenue
Miami, Florida 33172
Attn: General Counsel

ASSIGNMENT FORM
If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Note to:
____________________________________________
____________________________________________
____________________________________________
(Print or type name, address and zip code and social security or tax ID number of assignee)
and irrevocably appoint _____________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Dated: ______________
Signed: _______________________
(Sign exactly as your name appears
on the other side of this Note)
Signature Guarantee: ________________________
Signature must be guaranteed by an “eligible guarantor institution,” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.
In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the later of (x) the first anniversary of the Issue Date and (y) if the Note constitutes a Restricted Security and any Initial Notes are issued after the Issue Date pursuant to Section 2.2 of the Indenture, the last day of the period of any resale restrictions imposed on such additional Initial Notes issued pursuant to Section 2.2 of the Indenture (provided, however, that neither the Company nor any affiliate of the Company has held any beneficial interest in such Note, or portion thereof, or any predecessor security at any time on or prior to such date), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:
[Check One]

(1) ___	to the Company or a Subsidiary thereof; or

(2) ___	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3) ___
to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___	outside the United States to a “foreign person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) ___	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) ___	pursuant to an effective registration statement under the Securities Act; or

(7) ___	pursuant to another available exemption from the registration requirements of the Securities Act.
and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):
The transferee is an Affiliate of the Company.
Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.
Dated: ___________________        Signed: ________________________
(Sign exactly as your name appears
on the other side of this Note)
Signature Guarantee: ___________________________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Dated:
NOTICE:    To be executed by
                                an executive officer

EXHIBIT B
[FORM OF SERIES B NOTE]

CUSIP No.: [●]
LENNAR CORPORATION
4.125% SENIOR NOTES DUE 2018
SERIES B
No. [●]    $[●]
Interest Rate:    4.125% per annum
Interest Payment Dates: March 15 and September 15, commencing September 15, 2013
Record Dates: March 1 and September 1
LENNAR CORPORATION, a Delaware corporation (the “Company,” which term includes any successor entities), for value received, promises to pay to or registered assigns, on December 1, 2018 (the “Maturity Date”), the principal amount of Dollars ($ ), together with interest thereon as hereinafter provided.
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, Lennar Corporation has caused this instrument to be signed manually or by facsimile by its duly authorized officers.
LENNAR CORPORATION

By:	Name: Title:
Dated: _____________________

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
This is one of the Notes described in
the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:	Authorized Signatory

Dated: _____________________

(REVERSE OF SECURITY)
4.125% Senior Note due 2018, Series B
Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture relating to the Notes, dated as of February 4, 2013 (as amended from time to time, the “Indenture”), by and among Lennar Corporation, a Delaware corporation (the “Company”), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
1.    INTEREST
The Company promises to pay interest on the principal amount of this Note at the rate per annum set forth above. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. The Company shall pay interest semi-annually in arrears on each Interest Payment Date, commencing as of the Interest Payment Date referred to above, on the Maturity Date and upon redemption. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.
Payments of the Redemption Price, Change of Control Payment, principal and interest that are not made when due will accrue interest per annum at the rate of interest borne by the Notes, plus one percent, from and including, the relevant payment date to, but excluding, the date on which such defaulted amounts shall have been paid by the Company in accordance with the Indenture.
2.        METHOD OF PAYMENT
Subject to the terms and conditions of the Indenture, the Company shall (a) pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders of Notes at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled transferred or exchanged after such Record Date, and (b) make all other payments in respect of the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day preceding the Redemption Date or the Maturity Date, as the case may be. Holders must surrender Notes to a Paying Agent to collect such payments in respect of the Notes referred to in clause (b) of the preceding sentence. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make the cash payments by check payable in such money.
3.        PAYING AGENT, AND REGISTRAR
Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association, shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The

Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar.
4.        INDENTURE
The Company issued the Notes under the Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 4.125% Senior Notes due 2018, Series B (the “Unrestricted Notes”). The Notes include the Initial Notes, the Private Exchange Notes and the Unrestricted Notes, issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement. The Initial Notes, the Private Exchange Notes and the Unrestricted Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.
5.        REDEMPTION AT THE OPTION OF THE COMPANY
No sinking fund is provided for the Notes. The Notes are redeemable as a whole, or in part, at any time and from time to time at the option of the Company. If the Company elects to redeem the Notes more than 60 days prior to the Maturity Date, the Redemption Price shall be equal to the greater of: (a) 100% of their principal amount; and (b) the present value of the Remaining Scheduled Payments on the Notes being redeemed on the Redemption Date, discounted to the Redemption Date, on a semiannual basis, at the Treasury Rate plus 50 basis points (0.50%). If the Company elects to redeem the Notes on or after the date that is 60 days prior to the Maturity Date, the Redemption Price shall be equal to 100% of their principal amount. In either case, the Company will also pay accrued interest on the principal amount of the Notes to be redeemed up to, but not including, the Redemption Date.
6.        NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY
Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date, together with all interest thereon accrued to but not including the Redemption Date, is deposited with the Paying Agent prior to or on the Redemption Date, interest ceases to accrue on such Notes or portions thereof beginning on such Redemption Date. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000.

7.        DENOMINATIONS; TRANSFER; EXCHANGE
The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiplies of $1,000. A Holder may transfer Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any governmental taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before any selection of Notes to be redeemed.
8.        PERSONS DEEMED OWNERS
The registered Holder of this Note may be treated as the owner of this Note for all purposes.
9.        UNCLAIMED MONEY OR PROPERTY
The Trustee and the Paying Agent shall return to the Company upon written request any money or property held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or property remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or property then remaining shall be returned to the Company. After return to the Company, Holders entitled to the money or property must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and Paying Agent with respect to the money or property will cease.
10.        AMENDMENT; WAIVER
Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to make any change that does not adversely affect the right of any Holder, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes any property or assets, to evidence the succession of another corporation to the Company (or successive successions) and the assumption by the successor corporation of the covenants, agreements and obligations of the Company, to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the Holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture, to evidence and provide for the acceptance of appointment hereunder of a successor Trustee with respect to the Notes, or to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary for the Indenture to comply with the TIA, or under any similar federal statute hereafter enacted.
11.        DEFAULTS AND REMEDIES
Under the Indenture, Events of Default include (i) a default by the Company in the payment of any interest which continues for more than 30 days after the due date, (ii) a default by the Company in the payment of any principal or Redemption Price or Repurchase Price due with respect to the Notes; (iii) a default by the Company or any Restricted Subsidiary with respect to its obligation to pay Indebtedness for money borrowed by the Company or a Restricted Subsidiary (other than Non-Recourse Indebtedness), which default shall have resulted in the acceleration of, or be a failure to pay at final maturity, Indebtedness aggregating more than $50 million; (iv) a failure to perform any other covenant or warranty of the Company herein and in the Indenture, which continues for 30 days after written notice; (v) final judgments or orders are rendered against the Company or any Restricted Subsidiary which require the payment by the Company or any Restricted Subsidiary of an amount (to the extent not covered by insurance) in excess of $50 million and such judgments or orders remain unstayed or unsatisfied for more than 60 days and are not being contested in good faith by appropriate proceedings; (vi) the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary), pursuant to any Bankruptcy Law applicable to the Company or such Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary): (A) commences a voluntary case; (B) consents to the entry of an order for relief against it or them in an involuntary case against it or them; (C) consents to the appointment of a Custodian of it or them or for any substantial part of its or their property; or (D) makes a general assignment for the benefit of its or their creditors; or (vii) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law: (A) for relief in an involuntary case against the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary); (B) appointing a Custodian of the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) or for any substantial part of its or their respective property; or (C) ordering the winding up or liquidation of the Company or any Significant Subsidiary (or group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary); and the order or decree remains unstayed and in effect for 90 days. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare the outstanding principal of the Notes and any accrued and unpaid interest through the date of such declaration on all of the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default which shall result in the outstanding principal amount of all Notes being declared due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture and the Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, conditions and exceptions, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power, including the annulment of a declaration of acceleration. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of amounts specified in clauses (i) and (ii) above) if it determines that withholding notice is in their interests.
12.        TRUSTEE DEALINGS WITH THE COMPANY
The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
13.        NO RECOURSE AGAINST OTHERS
A director, officer, employee, incorporator, stockholder or partner, as such, of the Company, any of the Company’s successor corporations or any Subsidiary of the foregoing shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.
14.        GUARANTEES
This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
15.        RANKING
The Notes shall be direct, unsecured obligations of the Company and shall rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Company. The Guarantees shall be direct, unsecured obligations of the Guarantors and shall rank pari passu in right of payment with all other unsecured and unsubordinated indebtedness of the Guarantors.
16.        AUTHENTICATION
This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.
17.        ABBREVIATIONS

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
18.        GOVERNING LAW
THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS NOTE.
19.        CHANGE OF CONTROL
If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem those Notes by notifying the Holders to that effect as described above, the Company shall make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to one thousand U.S. dollars ($1,000) or integral multiples of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth below. In a Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall mail a notice to Holders, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date that notice is mailed, other than as may be required by law (a “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.
On each Change of Control Payment Date, the Company shall, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer, deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered, and deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased and that all conditions precedent provided for in the Indenture to the Change of Control Offer and to the repurchase by the Company of Notes pursuant to the Change of Control Offer have been complied with.
The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions herein, the Company will comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions herein and in the Indenture by virtue of any such conflict.
The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:
Lennar Corporation
700 N.W. 107th Avenue
Miami, Florida 33172
Attn: General Counsel

ASSIGNMENT FORM
If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Note to:
__________________________________________
__________________________________________
__________________________________________
(Print or type name, address and zip code and social security or tax ID number of assignee)
and irrevocably appoint ________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Dated: ____________    Signed: ______________________
(Sign exactly as your name appears
on the other side of this Note)
Signature Guarantee: ______________________
Signature must be guaranteed by an “eligible guarantor institution,” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.

EXHIBIT C
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. REPRESENTATIVE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

C-1

EXHIBIT D
Form of Certificate To Be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors
[Date]
Ladies and Gentlemen:
In connection with our proposed purchase of 4.125% Senior Notes due 2018, Series A (the “Notes”) of Lennar Corporation (“the Company”), we confirm that:
1.    We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the indenture relating to the Notes (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”), and all applicable State securities laws.
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a person who we reasonably believe is a “qualified institutional buyer” (as defined in Rule 144A promulgated under the Securities Act), (iii) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.
3.    We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

D-1

4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.
5.    We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
6.    We have received a copy of the Company’s Offering Memorandum dated January 30, 2013, and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.
You, the Company, the Initial Purchasers and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
Very truly yours,

[Name of Transferee]

By:    ________________
Name:
Title:

D-2

EXHIBIT E
Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S

Re:	Lennar Corporation (the “Company”) 4.125% Senior Notes, Series A due 2018 (the “Notes”)
Ladies and Gentlemen:
In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
(1)    the offer of the Notes was not made to a person in the United States;
(2)    either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;
(3)    no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;
(4)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
(5)    we have advised the transferee of the transfer restrictions applicable to the Notes.
You, the Company, the Initial Purchasers and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.
Very truly yours,

[Name of Transferor]

By:    ________________
Name:
Title:

E-1

EXHIBIT F
GUARANTEE
For value received, each of the Persons named in Schedule I hereto (collectively, the “Guarantors”) hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holders of the 4.125% Senior Notes due 2018 (the “Notes”) of Lennar Corporation, a Delaware corporation (the “Company”), the cash payments in United States Dollars of any amounts due with respect to the Notes in the amounts and at the times when due and interest on all overdue amounts, to the extent lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holders and the Trustee (as defined below), all in accordance with and subject to the terms and limitations of the Notes, Article X of the Indenture and this Guarantee. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.
Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture, dated as of February 4, 2013, among the Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended or supplemented (the “Indenture”), governing the Company’s issuance of the Notes.
The obligations of each of the Guarantors to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.
THIS GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS GUARANTEE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS RULES THAT WOULD APPLY THE LAWS OF ANY OTHER JURISDICTION. Each of the Guarantors hereto agrees to submit to the jurisdiction of the courts of the State of New York sitting in the County of New York, or of the United States of America for the Southern District of New York in any action or proceeding arising out of or relating to this Guarantee.
This Guarantee is subject to suspension and release upon the terms set forth in the Indenture.
The undersigned acknowledge that this Guarantee is subject to the TIA and each of the undersigned agrees to discharge its duties under the TIA.

IN WITNESS WHEREOF, each of the Guarantors listed on Schedule I hereto has caused this Guarantee to be duly executed.

Dated:
Authorized signatory for each of the Guarantors
listed on Schedule I hereto

By:
Name:
Title:

F-2

SCHEDULE I

Guarantors

308 Furman, Ltd.
360 Developers, LLC
Ann Arundel Farms, Ltd.
Aquaterra Utilities, Inc.
Asbury Woods L.L.C.
Astoria Options, LLC
Autumn Creek Development, Ltd.
Aylon, LLC
Bainebridge 249, LLC
Bay Colony Expansion 369, Ltd.
Bay River Colony Development, Ltd.
BB Investment Holdings, LLC
BCI Properties, LLC
Bellagio Lennar, LLC
Belle Meade LEN Holdings, LLC
Belle Meade Partners, LLC
BPH I, LLC
Bramalea California, Inc.
Bressi Gardenlane, LLC
Builders LP, Inc.
Cambria L.L.C.
Cary Woods, LLC
Casa Marina Development, LLC

Schedule I - 1

Caswell Acquisition Group, LLC
Cedar Lakes II, LLC
Chancellor Place at Hamilton, LLC
Cherrytree II LLC
CL Ventures, LLC
Coco Palm 82, LLC
Colonial Heritage LLC
Concord Station, LLP
Coto de Caza, Ltd., Limited Partnership
Coventry L.L.C.
CPFE, LLC
CP Red Oak Management, LLC
CP Red Oak Partners, Ltd.
Creekside Crossing, L.L.C.
Danville Tassajara Partners, LLC
Darcy-Joliet, LLC
DBJ Holdings, LLC
DTC Holdings of Florida, LLC
Estates Seven, LLC
Evergreen Village LLC
EV, LLC
F&R Florida Homes, LLC
F&R QVI Home Investments USA, LLC
FLORDADE LLC
Fox-Maple Associates, LLC

Friendswood Development Company, LLC
Garco Investments, LLC
Greentree Holdings, LLC
Greystone Construction, Inc.
Greystone Homes of Nevada, Inc.
Greystone Homes, Inc.
Greystone Nevada, LLC
Greywall Club L.L.C.
Hammocks Lennar, LLC
Harveston, LLC
Haverford Venture L.L.C.
Haverton L.L.C.
HCC Investors, LLC
Heathcote Commons LLC
Heritage of Auburn Hills, L.L.C.
Hewitts Landing Trustee, LLC
Home Buyer's Advantage Realty, Inc.
Homecraft Corporation
HTC Golf Club, LLC
Inactive Companies, LLC
Independence L.L.C.
Isles at Bayshore Club, LLC
Lakelands at Easton, L.L.C.
Lakeside Farm, LLC
Largo Park Multifamily Developer, LLC

LCD Asante, LLC
Legends Club, LLC
Legends Golf Club, LLC
LEN - Belle Meade, LLC
LEN – CG South, LLC
LEN - Palm Vista, LLC
LEN Paradise Cable, LLC
LEN Paradise Operating, LLC
Len Paradise, LLC
Lencraft, LLC
LENH I, LLC
Len-Hawks Point, LLC
Lennar - BVHP, LLC
Lennar Aircraft I, LLC
Lennar Arizona Construction, Inc.
Lennar Arizona, Inc.
Lennar Associates Management Holding Company
Lennar Associates Management, LLC
Lennar Avenue One, LLC
Lennar Bridges, LLC
Lennar Buffington Colorado Crossing, L.P.
Lennar Buffington Zachary Scott, L.P.
Lennar Carolinas, LLC
Lennar Central Park, LLC
Lennar Central Region Sweep, Inc.

Lennar Central Texas, L.P.
Lennar Chicago, Inc.
Lennar Cobra, LLC
Lennar Colorado, LLC
Lennar Colorado Minerals LLC
Lennar Communities Development, Inc.
Lennar Communities Nevada, LLC
Lennar Communities of Chicago L.L.C.
Lennar Communities, Inc.
Lennar Construction, Inc.
Lennar Coto Holdings, L.L.C.
Lennar Developers, Inc.
Lennar Distressed Investments, LLC
Lennar Family of Builders GP, Inc.
Lennar Family of Builders Limited Partnership
Lennar Fresno, Inc.
Lennar Gardens, LLC
Lennar Georgia, Inc.
Lennar Greer Ranch Venture, LLC
Lennar Heritage Fields, LLC
Lennar Hingham Holdings, LLC
Lennar Hingham JV, LLC
Lennar Homes Holding, LLC
Lennar Homes NJ, LLC
Lennar Homes of Arizona, Inc.

Lennar Homes of California, Inc.
Lennar Homes of Texas Land and Construction, Ltd.
Lennar Homes of Texas Sales and Marketing, Ltd.
Lennar Homes, LLC
Lennar Illinois Trading Company, LLC
Lennar Imperial Holdings Limited Partnership
Lennar International Holding, LLC
Lennar International, LLC
Lennar Land Partners Sub II, Inc.
Lennar Land Partners Sub, Inc.
Lennar Layton, LLC
Lennar Long Beach Promenade Partners, LLC
Lennar Lytle, LLC
Lennar Mare Island, LLC
Lennar Marina A Funding, LLC
Lennar Massachusetts Properties, Inc.
Lennar Middletown, LLC
Lennar Multifamily Investors, LLC
Lennar New Jersey Properties, Inc.
Lennar New York, LLC
Lennar Northeast Properties LLC
Lennar Northeast Properties, Inc.
Lennar Northwest, Inc.
Lennar Pacific Properties Management, Inc.
Lennar Pacific Properties, Inc.

Lennar Pacific, Inc.
Lennar PI Acquisition, LLC
Lennar PI Property Acquisition, LLC
Lennar PIS Management Company, LLC
Lennar PNW, Inc.
Lennar Point, LLC
Lennar Port Imperial South, LLC
Lennar Realty, Inc.
Lennar Renaissance, Inc.
Lennar Reno, LLC
Lennar Riverside West Urban Renewal Company, L.L.C.
Lennar Riverside West, LLC
Lennar Sacramento, Inc.
Lennar Sales Corp.
Lennar San Jose Holdings, Inc.
Lennar/Shadeland, LLC
Lennar Southland I, Inc.
Lennar Southwest Holding Corp.
Lennar Spencer's Crossing, LLC
Lennar Texas Holding Company
Lennar Trading Company, LP
Lennar Ventures, LLC
Lennar West Valley, LLC
Lennar.com Inc.
Lennar/LNR Camino Palomar, LLC

Lennar-Lantana Boatyard, Inc.
LEN-Ryan 1, LLC
Len-Verandahs, LLP
LFS Holding Company, LLC
LH Eastwind, LLC
LH-EH Layton Lakes Estates, LLC
LHI Renaissance, LLC
LMI Fullerton, LLC
LMI Glencoe Dallas, LLC
LMI Las Colinas Station, LLC
LMI Naperville, LLC
LMI Naperville Investor, LLC
LMI Park Central, LLC
LMI Pearl Apartment Homes, LLC
LMICS, LLC
LMI-Contractors, LLC
LMI-Jacksonville Investor, LLC
LMI-JC Developer, LLC
LMI-JC, LLC
LMI-South Kings Development, LLC
LMI-West Seattle, LLC
LNC at Meadowbrook, LLC
LNC at Ravenna, LLC
LNC Communities I, Inc.
LNC Communities II, LLC

LNC Communities III, Inc.
LNC Communities IV, LLC
LNC Communities IX, LLC
LNC Communities V, LLC
LNC Communities VI, LLC
LNC Communities VII, LLC
LNC Communities VIII, LLC
LNC Northeast Mortgage, Inc.
LNC Pennsylvania Realty, Inc.
Long Beach Development, LLC
Lori Gardens Associates II, LLC
Lori Gardens Associates III, LLC
Lori Gardens Associates, L.L.C.
Lorton Station, LLC
LW D'Andrea, LLC
Madrona Ridge L.L.C.
Madrona Village L.L.C.
Madrona Village Mews L.L.C.
Majestic Woods, LLC
Marble Mountain Partners, LLC
Mid-County Utilities, Inc.
Mission Viejo 12S Venture, LP
Mission Viejo Holdings, Inc.
Moffett Meadows Partners, LLC
NC Properties I, LLC

NC Properties II, LLC
Northbridge L.L.C.
Northeastern Properties LP, Inc.
OHC/Ascot Belle Meade, LLC
One SR, L.P.
Palm Gardens At Doral Clubhouse, LLC
Palm Gardens at Doral, LLC
Palm Vista Preserve, LLC
PD-Len Boca Raton, LLC
PD-Len Delray, LLC
PG Properties Holding, LLC
Pioneer Meadows Development, LLC
Pioneer Meadows Investments, LLC
POMAC, LLC
Prestonfield L.L.C.
Providence Lakes, LLP
PT Metro, LLC
Raintree Village II L.L.C.
Raintree Village, L.L.C.
Renaissance Joint Venture
Reserve @ Pleasant Grove II LLC
Reserve @ Pleasant Grove LLC
Reserve at River Park, LLC
Reserve at South Harrison, LLC
Rivendell Joint Venture

Rivenhome Corporation
RMV, LLC
Rutenberg Homes of Texas, Inc.
Rutenberg Homes, Inc. (Florida)
Rye Hill Company, LLC
R-Ranch Development, LLC
R-Ranch Orlando Lender, LLC
S. Florida Construction II, LLC
S. Florida Construction III, LLC
S. Florida Construction, LLC
San Lucia, LLC
Santa Ana Transit Village, LLC
Savannah Development, Ltd.
Savell Gulley Development, LLC
Scarsdale, LTD.
Schulz Ranch Developers, LLC
Seminole/70th, LLC
Siena at Old Orchard, LLC
South Development, LLC
Southbank Holding, LLC
Spanish Springs Development, LLC
St. Charles Active Adult Community, LLC
Stoney Corporation
Stoney Holdings, LLC
Stoneybrook Clubhouse, Inc.

Stoneybrook Joint Venture
Strategic Cable Technologies, L.P.
Strategic Holdings, Inc. d/b/a Lennar Communications Ventures (LCV)
Strategic Technologies, LLC
Summerfield Venture L.L.C.
Summerwood, LLC
SunStreet Energy Group, LLC
TCO QVI, LLC
Temecula Valley, LLC
Terra Division, LLC
The Baywinds Land Trust
The Bridges at Rancho Santa Fe Sales Company, Inc.
The Bridges Club at Rancho Santa Fe, Inc.
The LNC Northeast Group, Inc.
The Preserve at Coconut Creek, LLC
Treviso Holding, LLC
Tustin Villas Partners, LLC
Tustin Vistas Partners, LLC
U.S. Home Corporation
U.S. Home of Arizona Construction Co.
U.S. Home Realty, Inc.
U.S.H. Los Prados, Inc.
U.S.H. Realty, Inc.
USH - Flag, LLC
USH (West Lake), Inc.

USH Equity Corporation
USH LEE, LLC
USH Woodbridge, Inc.
UST Lennar GP PIS 10, LLC
UST Lennar GP PIS 7, LLC
Valencia at Doral, LLC
Vineyard Point 2009, LLC
WCP, LLC
West Chocolate Bayou Development, LLC
West Lake Village, LLC
West Seattle Project X, LLC
West Van Buren L.L.C.
Westchase, Inc.
Willowbrook Investors, LLC
Woodbridge Multifamily Developer I, LLC
Wright Farm, L.L.C.